    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1999

                          Registration No. 333-06377

                           _________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           _________________________

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           _________________________

                           CENTURY SOUTH BANKS, INC.
            (Exact name of Registrant as specified in its charter)

          Georgia                                       58-1455591
----------------------------               ------------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

60 Main Street West, Third Floor, Dahlonega, Georgia        30533-2043
----------------------------------------------------     ---------------
(Address of Principal Executive Offices)                    (Zip Code)

                                (706) 864-1111
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

             AMENDED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
               FOR HOLDERS OF COMMON STOCK, $1.00 PAR VALUE, OF
                           CENTURY SOUTH BANKS, INC.
                             (Full title of Plan)

                           Thomas O. Powell, Esquire
                             TROUTMAN SANDERS LLP
                               NATIONSBANK PLAZA
                    600 PEACHTREE STREET, N.E., SUITE 5200
                         ATLANTA, GEORGIA  30308-2216
                    (Name and address of agent for service)

                                (404) 885-3000
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

PROSPECTUS


                           CENTURY SOUTH BANKS, INC.
                             DIVIDEND REINVESTMENT
                                      AND
                              STOCK PURCHASE PLAN

     If you are an eligible shareholder of Century South Banks, Inc. (the "Company"), this Dividend Reinvestment and Stock Purchase Plan (the "Plan") may provide you with a convenient and economical method of purchasing the Company's Common Stock without paying brokerage commissions or service charges. The Plan Administrator is the Registrar and Transfer Company.

     Participants in the Plan may, without payment of any brokerage commissions or service charges,

     . have cash dividends on all or some of their shares of Common Stock automatically reinvested in additional shares of Common Stock, and/or
     . invest additional cash amounts of not less than $50 per payment, up to $25,000 per calendar year, for the purchase of shares of Common Stock for their Plan accounts.

     Shareholders who do not elect to participate in the Plan will continue to receive cash dividends, as declared in the usual manner.

     We reserve the right to amend, suspend or terminate the Plan at any time.

     The Plan does not represent a change in our dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements and other factors.

     To enroll in the Plan simply complete and mail the enclosed Authorization Card in the envelope provided.

     This Prospectus relates to 500,000 authorized shares of Common Stock of the Company registered for sale under the Plan.

     You should read this prospectus carefully so you will know how the Plan works, and you should retain a copy of this prospectus for future reference.
    _______________________________________________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

    _______________________________________________________________________

                 THE DATE OF THIS PROSPECTUS IS MARCH 29, 1999

                               TABLE OF CONTENTS


                                                                PAGE
  Century South Banks, Inc.....................................  2
  Plan Summary.................................................  2
  Description of the Plan......................................  3
  Use of Proceeds..............................................  9
  Experts......................................................  9
  Legal Opinion................................................  9
  Indemnification of Directors and Officers....................  9
  Where You Can Find More Information.......................... 10

                           CENTURY SOUTH BANKS, INC.

     The Company, headquartered in Dahlonega and Macon, Georgia, is a bank holding company with over $1 billion in assets and 11 community banking affiliates in selected markets located in northern, middle and coastal Georgia as well as Copperhill, Tennessee. In addition, the Company expects to close an acquisition of a community bank in Oxford, Alabama during the second quarter of 1999.

     The Company's principal executive offices are located at 60 Main Street West, Dahlonega, Georgia and its telephone number is (706) 864-1111.


                                 PLAN SUMMARY

     If you hold at least five shares in registered form on the books of the Company, the Plan provides you with a simple and convenient method of:

     .  reinvesting cash dividends paid on your Common Stock;
     . making additional purchases of Common Stock by sending optional cash contributions monthly to the Plan Administrator;
     . selling shares held by the Plan for you; and . safekeeping certificates.

     Dividends are fully invested, because fractional shares, as well as whole shares, will be credited to your account. The Company pays all brokerage commissions relating to the reinvestment of dividends and the purchase of shares with additional cash contributions. The Company pays the administrative costs of the Plan. You pay brokerage commissions for the sale of shares.

     You can enroll in the Plan by signing the enrollment form enclosed and returning it to the Plan Administrator. All joint owners must sign.

     The Plan is administered by Registrar and Transfer Company. All market purchases and sales will be conducted on the NASDAQ where the Common Stock is traded.

                            DESCRIPTION OF THE PLAN

     The following is a description, in question and answer form, of the provisions of the Plan.

PURPOSE

1.   What is the purpose of the Plan?

     The primary purpose of the Plan is to provide holders of record of shares of the Common Stock ("Shareholders") with a convenient and simple method of purchasing shares of Common Stock without paying any service charges or brokerage commissions. In addition, the Plan will provide the Company with a means of raising additional capital for general corporate purposes through sales of Common Stock under the Plan.

ADVANTAGES

2.   What are the advantages of the Plan?

     If you participate in the Plan, you may:

     . Reinvest dividends of the Company's Common Stock without any charges for brokerage commissions or fees.

     . Invest additional cash, up to specified limits (as described in Question 11), in Common Stock of the Company without any charges for brokerage commissions or fees.

     . Avoid cumbersome safekeeping and recordkeeping costs through the free custodian service and reporting provisions of the Plan.

PARTICIPATION

3.   Who is eligible to participate?

     You are eligible to participate in the Plan if you own 5 or more shares of Common Stock. If your shares are registered in a name other than your own (for example, in the name of a broker or a nominee) and you want to participate, you must make appropriate arrangements with your broker or nominee to become a shareholder of record by having a part or all of your shares transferred to your own name.

4.   How does an eligible shareholder become a Participant?

     An eligible shareholder may join the Plan by signing the Authorization Card enclosed with this Prospectus and returning it to the Plan Administrator. A postage paid envelope is provided for this purpose. Additional cards and copies of this Prospectus may be obtained at any time by contacting:

               Registrar and Transfer Company
               10 Commerce Drive
               Cranford, New Jersey 07016
               (800) 368-5948

5.   When may a shareholder join the Plan?

     If you are an eligible shareholder, you may join the Plan at any time.

  If your Authorization Card specifying reinvestment of dividends is received by the Plan Administrator five days before the record date established for payment
of a particular dividend, reinvestment will commence with that dividend.   If
your Authorization Card is received later than five days before the record date established for payment of a particular dividend, reinvestment will commence with the next scheduled dividend. (See Question No. 11 below for information concerning the investment of optional cash payments.)

ADMINISTRATION

6.   Who administers the Plan?

     The Administrator of the Plan is Registrar and Transfer Company, Cranford, New Jersey. It keeps records, sends statements of account to Participants, and performs other duties relating to the Plan. (See Question No. 4 above for the Plan Administrator's address.) The Plan Administrator is not affiliated with the Company.

COSTS

7.   Who pays the expenses in connection with purchases under the Plan?

     The Company pays these expenses. You will pay no brokerage commissions or service charges for the purchases made under the Plan. The Company will also pay all costs of administration of the Plan, but you will pay any brokerage commissions and any applicable taxes if you elect to receive cash for your shares upon withdrawal from the Plan. (See Questions 15 and 16.)

PURCHASES

8.   How many shares of Common Stock will be purchased for you?

     The number of shares to be purchased for you under the Plan depends on the amount of your dividends, optional cash payments, or both, and the market or purchase price of the Common Stock. Purchases will either be made directly from the Company or in the open market, as the Company determines.

9. When and at what price will shares of Common Stock be purchased under the Plan?

     Shares purchased from the Company with optional cash payments will be made on the first business day of each month and shares purchased from the Company with reinvested dividends will be purchased on the date the dividend is paid. Shares purchased on the open market with optional cash payments will be made on or within 30 days of the first business day of each month. Open market purchases with reinvested dividends will be made on or within 30 days of the date the dividend is paid. The Plan Administrator may decide to purchase shares on the open market over several days within the thirty-day limitation cited above. Regardless of the actual purchase dates, you will become the owner of the shares purchased for you under the Plan on the last day the Plan Administrator purchases the shares on the open market and credits them to your account; however, for federal income tax purposes, the holding period will commence on the following day. (See Question No. 18 below.) The Plan Administrator will advise you of the date when the shares are purchased and credited to the your account.

     The cost of shares of Common Stock purchased from the Company will be the average of the high and low sales prices of the Company's Common Stock as reported in The Wall Street Journal NASDAQ National Market Issues, or other authoritative sources. The cost of shares of Common Stock purchased in the open market will be the average purchase price of the shares purchased.

10. Will certificates be issued for shares of Common Stock purchased under the Plan?

     Certificates for shares of Common Stock purchased under the Plan ("Plan Shares") will not be issued unless you request them. Your Plan Shares will be held by the Plan Administrator for your benefit. The number of Plan Shares credited to your account will be shown on your statement of account. This feature protects against loss, theft, or destruction of stock certificates.

     If you request them, certificates for part or all of the whole Plan Shares credited to your account under the Plan will be issued to you without charge within 30 days after receipt of your written request. Your request should be sent to the Plan Administrator. (See Question No. 4 above for the Plan Administrator's address.) Cash dividends with respect to Plan Shares issued from your account will continue to be reinvested. Dividends on any full or fractional Plan Shares remaining in your account will also continue to be reinvested. Under no circumstances will certificates representing fractional interests be issued. (See Question No. 16 below for instructions on certificate issuance when you withdraw from the Plan.)

OPTIONAL CASH PAYMENTS

11.  Who will be eligible to make optional cash payments?

     You are eligible to make optional cash payments at any time you are enrolled in the Plan. An initial optional cash payment may be made by you when you enroll by enclosing a check or money order with the Authorization Card. Checks or money orders should be made payable to "Registrar and Transfer Company" and returned along with the Authorization Card in the envelope provided. After your Authorization Card has been received by the Plan Administrator, optional cash payments may be made at any time by sending them to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, accompanied by a letter of instructions, or the cash payment form which is attached to each confirmation of purchase. Please include your Plan Account Number on your check (or other instrument) and any other correspondence with respect to the Plan. The Plan Account Number appears on confirmations sent to you in connection with the Plan. Any optional cash payment you wish to make must not be less than $50 per payment nor may payments on behalf of any owner aggregate more than $25,000 in any calendar year.

12.  When should optional cash payments be made?

     You may make optional cash payments at any time. Each month the Plan Administrator will invest in Plan Shares only optional cash payments received no later than the fifth business day before the first business day of that month. No interest is paid on optional cash payments until they are invested in Plan Shares. Therefore, you are encouraged to mail your optional cash payments so they reach the Plan Administrator as close to, but not later than, five business days before the first business day of each month. Any optional cash payments received later than the fifth business day before the first business day of any month will be invested in the next month. For example, if June 26th, July 1st and August 1st were all business days:

          Date Received     Date Invested    Days Held Without Interest
          -------------     -------------    --------------------------
          June 26           July 1                        5
          June 27           August 1                     35

REPORTS TO PARTICIPANTS

13. What kinds of accounts are maintained under the Plan, and what reports will be furnished?

     The Plan Administrator will maintain a separate account for you. All shares purchased for you under the Plan will be credited to your account. The Plan Administrator will mail to you a statement confirming purchases of shares as soon as practicable after the purchases are made. In addition, you will receive copies of the Company's annual and quarterly reports to shareholders, proxy statements and dividend income information for tax purposes.

DIVIDENDS

14. Will you be credited with dividends on shares held in your accounts under the Plan?

     Yes. The Plan Administrator will receive dividends for all Plan Shares held in your account on the dividend Record Date and will credit such dividends to your account on the basis of full shares and fractional interests credited to those accounts. Dividends on Plan Shares will be automatically reinvested in additional shares of Common Stock.

WITHDRAWALS

15.  When may you withdraw from the Plan?

     You may withdraw from the Plan at any time. If your request to withdraw is received by the Plan Administrator by the record date for the payment of dividends, then the dividends paid on the next payment date will not be reinvested for your account and will be forwarded by check to you as soon as practicable. All subsequent dividends will be paid in cash unless you rejoin the Plan. Any notice of withdrawal received after the dividend record date will not be effective until the next record date.

16.  How do you withdraw from the Plan?

     To withdraw from the Plan, you must notify the Plan Administrator in writing that you wish to withdraw. When you withdraw from the Plan, or upon termination of the Plan by the Company, certificates for full Plan Shares credited to your account under the Plan will be issued and a cash adjustment will be made for any fractional share credited to such account.

     You may, upon withdrawal from the Plan, request that all full Plan Shares credited to your account in the Plan be sold. If you request such sale, then the Plan Administrator, upon receipt of written instructions, will arrange for the sale of your full shares as soon as practicable thereafter in the open market.

     Following the sale, the Plan Administrator will send you a check representing the proceeds of sale, less brokerage commissions, and any applicable taxes.

17.  What happens to the fractional shares when you withdraw from the Plan?

     When you withdraw from the Plan, a cash adjustment representing any fractional share then credited to your account will be mailed directly to you. If you do not request the Plan Administrator to sell any full shares, then the amount of cash you receive for any fractional share will be based on the Closing Price of the Company's Common Stock as reported in The Wall Street Journal, NASDAQ National Market Issues, or other authoritative sources, on the day prior to the effective date of your withdrawal. If you do request to sell full shares, then the cash adjustment will be based on the selling price of the full shares. The Company will pay all expenses incurred by the Plan in dealing in fractional shares.

FEDERAL TAX CONSEQUENCES

18.  What are the federal income tax consequences of participation in the Plan?

     DIVIDEND REINVESTMENT FEATURE. When shares are purchased on the open market, you will have to report the receipt of a dividend equal to the actual purchase price in the open market by the Plan Administrator plus that portion of the brokerage fee paid by the Company attributable to the purchase of your shares. When shares have been purchased from the Company, you will have to report the receipt of a dividend equal to the average of the high and low sales prices (i.e., fair market value) on the Dividend Payment Date of the Common
        ----
Stock purchased with the reinvested dividends.

     OPTIONAL CASH PAYMENT FEATURE. Your tax basis for shares which are purchased on the open market under the Optional Cash Payment Feature will be equal to the fair market value of the shares purchased plus any brokerage fees paid by the Company. Your tax basis for shares which are purchased from the Company will be equal to the average of the high and low sales prices on the applicable date of purchase.

     BASIS AND HOLDING PERIOD. Your tax basis for any shares acquired directly from the Company through the Plan will be the fair market value as of the date acquired. Your tax basis for any shares acquired in the open market by the Plan Administrator will be the actual purchase price to the Plan Administrator, plus the allocable portion of brokerage fees paid by the Company on your behalf.
Your holding period for shares acquired under the Plan will begin on the day after the shares are purchased and credited to your account. The Plan Administrator will advise you of that date.

     ADDITIONAL INFORMATION. You will not realize taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize tax gain or loss (which, in most cases, will be capital gain or loss) when whole shares acquired under the Plan are sold, either by the Plan Administrator upon withdrawal from the Plan, or when you sell or exchange the shares. You will also recognize gain or loss when you receive a cash payment for fractional Plan Shares credited to your account. The amount of such gain or loss will be the difference between the amount you receive for your shares or fractional shares and the tax basis thereof.

     In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Plan Administrator will invest an amount equal to their dividends after the deduction of withholding taxes.

     THE ABOVE TAX DISCUSSION IS ONLY A SUMMARY OF THE FEDERAL TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. THE SUMMARY DOES NOT REFLECT EVERY POSSIBLE OUTCOME THAT COULD RESULT FROM PARTICIPATION IN THE PLAN AND, THEREFORE, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES APPLICABLE TO YOU.

OTHER INFORMATION

19.  What other services are provided by the Plan Administrator under the Plan?

     You may send your underlying certificated shares which are not held by Plan to the Plan Administrator for deposit into the Plan.

20. What happens if you sell all of the shares of Common Stock registered in your name?

     If you sell or otherwise dispose of all of the shares registered in your name, the Plan Administrator, at its discretion, will continue to reinvest dividends on the Plan Shares in your Plan account until you otherwise notify the Plan Administrator in writing.

21. What limitations are imposed on you with regard to assets held under the Plan?

     You have no right to draw checks or drafts against your account or to give instructions to the Plan Administrator in regard to any shares or cash held therein except as expressly provided in this Prospectus. In addition, you cannot pledge or assign the Plan Shares held in your account as collateral, but must request issuance of a certificate for your full shares as provided in Question No. 10.

22. What happens if the Company has Common Stock rights offering, issues a stock dividend, or declares a stock split?

     Participation in any rights offering will be based upon both the shares registered in your name and the Plan Shares (including fractional interests) credited to your Plan account. Any stock dividend or shares resulting from stock splits with respect to full shares and fractional interests credited to your account will be added to your account.

23. How will your Plan Shares be voted at annual or special meetings of shareholders?

     Full and fractional shares held in the Plan for you will be voted as you direct. You will receive a proxy covering the shares owned by you. All Plan Shares held in your account will be voted in accordance with the instructions indicated on the proxy.

24.  What is the responsibility of the Plan Administrator?

     The Plan Administrator receives your dividend payments and optional cash payments, invests such amounts in additional shares of the Company's Common Stock, maintains continuing records of your account, and advises you as to all transactions in and the status of your account. The Plan Administrator acts in the capacity of agent for you.

     All notices from the Plan Administrator to you will be addressed to you at your last address of record with the Plan Administrator. The mailing of a notice to your last address of record will satisfy the Plan Administrator's duty of giving notice to you. Therefore, you must promptly notify the Plan Administrator of any change of address.

     Neither the Plan Administrator nor the Company have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan including, without limitation, any claim for liability arising out of failure to terminate your account upon your death prior to receipt of notice in writing of such death, nor do they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan. This provision does not apply to the violation of any securities law.

     The Plan Administrator had no responsibility with respect to the preparation or content of this Prospectus.

     You should recognize that neither the Company nor the Plan Administrator can provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

     All transactions in connection with the Plan, including the optional cash payments feature, are governed by the laws of the State of Georgia.

25.  May the Plan be changed or discontinued?

     While the Company hopes to continue a dividend reinvestment plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan without your consent. You will be notified of any such suspension, termination or modifications.

26.  How is the Plan to be interpreted?

     Any question of interpretation arising under the Plan will be determined by the Company.

                                USE OF PROCEEDS

     Proceeds from the shares purchased from the Company will be available for general corporate purposes. This could include investments in, or extensions of credit to, any banking subsidiaries of the Company. The Company has no basis for estimating either the number of shares that will ultimately be purchased from the Company, if any, under the Plan or the prices at which such shares will be sold.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in this Prospectus from the Company's Annual Report have been incorporated herein in reliance on the report of KPMG LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINION

     The legality of the Common Stock offered hereby has been passed upon for the Company by Troutman Sanders LLP, Atlanta, Georgia.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Georgia Business Corporation Code and the Bylaws of the Company provide for the indemnification of directors and officers under certain conditions. In addition, the directors and officers of the Company are insured under certain insurance policies insuring them against claims made during the periods of the policies and against liabilities arising from such claims for certain wrongful acts in their capacities as directors and/or officers and for which they are not indemnified by the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that the Company files at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Commission's Washington, D.C. reference room is located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http:// www.sec.gov."

     The Company has filed the Registration Statement to register with the Commission the shares of Common Stock to be issued. This document is a part of the Registration Statement and constitutes a prospectus of the Company.

     As allowed by Commission rules, this document does not contain all the information that shareholders can find in the Registration Statement or the exhibits to the Registration Statement.

     The Commission allows the Company to "incorporate by reference" information into this document, which means that the Company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that the Company has previously filed with the Commission. These documents contain important business information about the Company and its financial condition.

     COMMISSION FILINGS (FILE NO. _______  PERIOD
     ------------------------------------  ------

     Annual Report on Form 10-K            Year ended December 31, 1997

     Quarterly Reports on Form 10-Q        Quarters ended September 30, 1998,
                                           June 30, 1998 and March 31, 1998

     All other reports filed under
     Section 13(a) or 15(d) of the
     Exchange Act                          Since December 31, 1997

     Registration Statement on Form 8-A    Setting forth a description of the
                                           Common Stock (including any
                                           amendments or reports filed for the
                                           purpose of updating such description)

     The Company incorporates by reference additional documents that it may file with the Commission after the date of this Prospectus. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference from the Company or the Commission or the Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from the company without charge, including exhibits. Shareholders of the Company may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

          Century South Banks, Inc.
          60 Main Street West
          Dahlonega, Georgia  30533
          Telephone:  (706) 864-1111
          Attention:  Susan J. Anderson, Chief Financial Officer

     You should rely only on the information contained or incorporated by reference in this Prospectus in deciding whether to participate in the Plan. The Company has not authorized anyone to provide you with information that is different from what is contained in this Prospectus. This Prospectus is dated March 29, 1999. You should not assume that the information contained in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this Prospectus, and neither the mailing of this Prospectus to shareholders nor the issuance of Common Stock under the Plan creates any implication to the contrary. The Company is not offering to sell the Common Stock in any state or country where the offering is not permitted.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution
          -------------------------------------------

          The registrant will pay the expenses of issuance and distribution of this Registration Statement and related prospectus. Estimated expenses in connection with the issuance and distribution of the securities covered by the Registration Statement are as follows:

 Registration Fee Under Securities Act of 1933                   $  1,982.07

 Expenses and Qualification Under State Blue                     $  2,000.00
  Sky Law

 Printing, Engraving and Reproduction                            $  4,000.00

 Legal Fees and Expenses                                         $  5,000.00

 Accounting Fees and Expenses                                    $  3,500.00

 Fees of Plan Administration                                     $  5,000.00

 Miscellaneous                                                   $  1,000.00

 TOTAL                                                           $ 22,482.07


Item 15.  Indemnification of Directors and Officers
          -----------------------------------------

          The Bylaws of Century South Banks, Inc. ("CSBI") provide that any person may be indemnified by CSBI for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he shall be made a party by reason of his being or having been a director or officer of CSBI or of any corporation which he served in any such capacity at the request of CSBI. The foregoing right of indemnification or reimbursement is not exclusive of other rights to which such person may be entitled as a matter of law. In general, the effect of the above-referenced provisions of the Bylaws of CSBI and the provisions of Georgia law, is that CSBI will indemnify its directors and officers for reasonable expenses and damages actually incurred in connection with any action, suit or proceeding, civil or criminal, to which they shall be made a party by reason of their being or having been directors or officers of CSBI, provided that such persons are not finally adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of their duties for CSBI.

          Officers and directors of CSBI are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other acts done or wrongfully attempted. The cost of such insurance is borne by CSBI as permitted by the Bylaws of CSBI and the laws of the State of Georgia.

Item 16.  Exhibits
          --------

          The following exhibits are filed as part of this Registration
Statement:


Exhibit
Number
------

5         The opinion of Troutman Sanders LLP, Counsel for Century South Banks,
          Inc.

23 Consent of KPMG LLP. Consent of Troutman Sanders LLP is contained in the legal opinion of such firm filed as Exhibit 5 to the Registration Statement.

28        Additional Exhibits:

          (a) Dividend Reinvestment and Stock Purchase Plan of Century South Banks, Inc., as amended.

          (b) Authorization Card. (Incorporated by reference to Amendment No. 1 to this Form S-3 Registration Statement, File No. 333-06377.)

Item 17.  Undertakings
          ------------

          (a)  Rule 415 Offering
               -----------------

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b)  Filings Incorporating Subsequent Exchange Act Documents by
               ----------------------------------------------------------
               Reference.
               ---------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES
                                  ----------

THE REGISTRANT
--------------

     Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dahlonega, State of Georgia, on this 29th day of March, 1999.

                                   CENTURY SOUTH BANKS, INC.


                                   By: /s/ James A. Faulkner
                                       -------------------------
                                       James A. Faulkner
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.

                 Signature                                             Title
                 ---------                                             -----
         /s/ William H. Anderson II                    Chairman of the Board and Director
---------------------------------------------------
            William H. Anderson II

            /s/James A. Faulkner                       Vice Chairman, Chief Executive Officer and Director
---------------------------------------------------
              James A. Faulkner

            /s/ Joseph W. Evans                        President, Chief Operating Officer, Chief Financial
---------------------------------------------------    Officer and Director
              Joseph W. Evans

            /s/ Susan J. Anderson                      Senior Vice President and Controller
---------------------------------------------------
              Susan J. Anderson

                                                       Vice Chairman and Director
---------------------------------------------------
               J. Russell Ivie

           /s/ William L. Chandler                     Director
---------------------------------------------------
             William L. Chandler

                                                       Director
---------------------------------------------------
               Frank C. Jones

                                                       Director
---------------------------------------------------
             T. T. Folger, Jr.

            /s/ Quill O. Healey                        Director
---------------------------------------------------
              Quill O. Healey

         /s/ James R. Balkcom, Jr.                     Director
---------------------------------------------------
           James R. Balkcom, Jr.

                                                       Director
---------------------------------------------------
           John B. McKibbon, III

           /s/ E. Paul Stringer                        Director
---------------------------------------------------
             E. Paul Stringer

                               INDEX TO EXHIBITS

Exhibit
Number
------

   5      The opinion of Troutman Sanders LLP, Counsel for Century South
          Banks, Inc.

  23 Consent of KPMG LLP. Consent of Troutman Sanders LLP is contained in the legal opinion of such firm filed as Exhibit 5 to the Registration Statement

  28      Additional Exhibits:

          (a) Dividend Reinvestment and Stock Purchase Plan of Century South Banks, Inc., as amended

          (b) Authorization Card. (Incorporated by reference to Amendment No. 1 to this Form S-3 Registration Statement, File No. 333-063777)